Subsidiaries of the Registrant

Parent
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Wyman Park Bancorporation, Inc.

                                State or Other
                                Jurisdiction of         Percentage
Subsidiaries (1)                Incorporation           Ownership
----------------                ---------------         ----------

Wyman Park Federal Savings
and Loan Association             United States             100%

Subsidiary of Wyman Park Federal Savings and Loan Association
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W P Financial Corporation        Maryland                  100%

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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.